UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 19, 2026

URBAN OUTFITTERS, INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	000-22754	23-2003332
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 South Broad St., Philadelphia, PA	19112-1495
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 454-5500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $.0001 per share	URBN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 19, 2026, Urban Outfitters, Inc. (the “Company”) and certain of its domestic subsidiaries entered into the fifth amendment (the “Fifth Amendment”) to the Company’s amended and restated credit agreement (the “Amended Credit Agreement”), amending the Company’s asset-based revolving credit facility with certain lenders, including JPMorgan Chase Bank, N.A., as administrative agent, and J.P. Morgan Securities LLC and Wells Fargo Bank, National Association, as joint lead arrangers and co-book managers.

The Fifth Amendment, among other things, extends the maturity date of the senior secured revolving credit facility to May 2031, and removes the Canadian Borrowing Base and the Canadian Sublimit (the “Canadian Sub-Facility Termination”), as each term is defined in the Amended Credit Agreement (as amended, the “Amended Credit Facility”). In connection with the Canadian Sub-Facility Termination, the Company’s Canadian subsidiary, URBN Canada Retail, Inc. (“URBN Canada”) has been released from its obligations under the Amended Credit Facility and all Liens on the assets of URBN Canada have been or will be released.

The Amended Credit Facility continues to provide loans and letters of credit up to $350 million, subject to a borrowing base that is comprised of our eligible accounts receivable and inventory. The funds available under the Amended Credit Facility may be used for working capital and other general corporate purposes. All other rights and obligations under the Amended Credit Facility remain substantially the same and are unconditionally guaranteed by the Company and certain of its U.S. subsidiaries. The obligations under the Amended Credit Facility are secured by a first-priority security interest in inventory, accounts receivable, and certain other assets of the Company and certain of its U.S. subsidiaries. The Amended Credit Agreement contains customary representations and warranties, negative and affirmative covenants and provisions relating to events of default.

The foregoing description of the Fifth Amendment and Amended Credit Agreement does not propose to be complete and is qualified in its entirety by reference to the full text of the Amended Credit Agreement, a copy of which is attached hereto as Exhibit 10.1, and the terms of which are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under “Item 1.01 Entry into a Material Definitive Agreement” is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Exhibits

(d) Exhibits

Exhibit Number	Description

10.1*	Fifth Amendment to Credit Agreement by and among the Company and certain of its domestic subsidiaries and the other Loan Parties and Lenders party thereto, dated May 19, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

The Company has omitted certain schedules and other similar attachments to such agreement pursuant to Item 601(b) of Regulation S-K. The Company will furnish a copy of such omitted documents to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URBAN OUTFITTERS, INC.

Date: May 26, 2026	By:	/s/ Melanie Marein-Efron
Melanie Marein-Efron
Chief Financial Officer